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                                                                    EXHIBIT 10.3

               AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT


         This Amended and Restated Executive Employment Agreement (the "Agreement") is made and executed to be effective as of the 16th day of May, 2002, by and between Symbion, Inc. (the "Company"), and WILLIAM V.B. WEBB, an individual and resident of Nashville, Tennessee ("Executive").

                                    RECITALS:

         WHEREAS, the Company and Executive are parties to that certain Executive Employment Agreement dated as of May 11, 2000 (the "Employment Agreement"); and

         WHEREAS, the Company and Executive desire to amend and restate and to supercede in all prior writings evidencing the Employment Agreement in the manner set forth herein;

         NOW, THEREFORE, in consideration of the mutual undertakings of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

         1. Employment. The Company hereby employs Executive, and Executive hereby accepts employment with the Company, on the terms and conditions hereinafter set forth.

         2. Term. The initial term of this Agreement shall commence and shall be effective as of May 16, 2002, (the "Effective Date") and shall extend from that date for a period of three (3) years, unless earlier terminated as provided in Section 8 or 9 of this Agreement (the "Employment Term"). At the beginning of each month after the Effective Date in which Executive is employed by the Company, the term of this Agreement shall automatically be extended for an additional month so that the Employment Term on such date is a period of three (3) years.

         3. Nature of Duties and Responsibilities. During the Employment Term, Executive shall be employed by the Company as its chief development officer and shall have such duties, powers and authority as determined by the Company's chief executive officer.

         4. Extent of Services. Executive shall devote his full time, attention, skills and energies during the Employment Term to the business of the Company. During the Employment Term, Executive shall not be engaged in any other business activity that conflicts with or detracts from his duty to the Company or with the business of the Company, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. Notwithstanding the foregoing, Executive may, at his option, devote reasonable time and attention to personal investments and to civic, charitable or social organizations as he deems appropriate. It is anticipated that Executive will devote a reasonable amount of time to serving on the board of directors of one or more public or private corporations, provided that the business activities of any such corporation are not competitive with those of the Company.

         5. Location. The permanent place of employment of Executive shall be the corporate headquarters of the Company located in Nashville, Tennessee. Executive shall not be required to relocate his place of employment at any time during the Employment Term without his prior



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consent, which consent may be withheld by Executive for any reason he deems appropriate. Executive may be required to conduct reasonable travel in the course of the performance of his duties on behalf of the Company.

         6.       Compensation.

                  (a) For all services rendered by Executive under this Agreement, the Company shall compensate Executive at Executive's current annual base rate of $213,451.

                  (b) The annual rate of compensation provided in Section 6(a) may be adjusted upward effective on January 1 for each year during the Employment Term by an amount determined by the Compensation Committee of the Company's Board of Directors (the "Board") in its sole discretion. Executive is not entitled to any guaranteed annual increase in his rate of compensation.

                  (c) During the Employment Term, Executive shall be eligible for and shall participate in any bonus program, plan or arrangement (whether formal or informal) generally adopted or made available by the Company with respect to its officers or senior management personnel, and the participation by Executive in any such program, plan or arrangement shall be upon terms and conditions (including without limitation the computation of amounts) at least as favorable as those applicable to any other participant in such program, plan or arrangement. Nothing in this Section 6(c) shall be construed so as to require the Company to adopt any bonus program, plan or arrangement.

                  (d) The Company shall be entitled to withhold such amounts on account of employment and payroll taxes and similar matters required by applicable law, rule or regulation of any appropriate governmental authority.

                  (e) The Company shall continue to pay Executive his compensation during any period of physical or mental incapacity or disability, but shall not be obligated to pay Executive any compensation for any continuous period of physical or mental incapacity or disability after Executive is determined to be disabled by the Board, as provided in Section 8(g).

                  (f) During the Employment Term, the Company shall pay the reasonable expenses incurred by Executive (based on business development objectives and within limits that may be established by the Board) in the performance of his duties under this Agreement (or shall reimburse Executive on account of such expenses paid directly by Executive) promptly upon the submission to the Company by Executive of appropriate vouchers prepared in accordance with applicable regulations of the Internal Revenue Service.

         7.       Other Benefits.

                  (a) Executive shall be entitled to and eligible for group health, life and disability insurance coverage, vacation, and any other fringe benefits that may from time to time be available to other salaried employees of the Company. Executive may participate in any other pension, profit sharing or other employee benefit plan of the Company or in which the Company participates. Any and all such benefits provided in this Section 7(a) shall terminate on the


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expiration or earlier termination of this Agreement, except as otherwise required by law or as otherwise provided herein.

                  (b) Executive shall be eligible to participate in each stock option or stock award plan or program now or hereafter maintained by the Company, and Executive shall participate in each such plan or program to the extent, and upon such terms and conditions, as generally applicable to other key management personnel of the Company.

         8.       Termination.

                  (a) Termination for Cause. Prior to the end of the stated or extended term of this Agreement, the Company may terminate this Agreement for cause, as provided below, without any further liability hereunder to Executive. The Company may terminate Executive for cause without notice in the event that Executive (i) has committed any act of willful misconduct, fraud or dishonesty that relates to the business of the Company; or (ii) is convicted of a felony which in the reasonable judgment of the Board materially affects Executive's ability to perform his duties pursuant to this Agreement. In addition, the Company may terminate Executive for cause in the event of intentional neglect of or material inattention to Executive's duties, which neglect or inattention remains uncorrected for more than 30 days following written notice from the Board detailing the Board's concern; provided, however, that the Company may terminate Executive pursuant to this sentence only if each of the following conditions is satisfied: (1) any determination to terminate Executive must be made upon the affirmative vote of two-thirds of the non-management directors of the Company; (2) the Company must provide to Executive at least thirty (30) days prior written notice of the termination date determined by such directors, which notice must contain a reasonably specific explanation of the reasons for termination determined by such directors; (3) Executive shall have the opportunity during such notice period to cure the deficiencies or failures cited as the basis for his termination; and (4) upon expiration of the aforementioned notice period, a new determination must be made upon the affirmative vote of two-thirds of the non-management directors of the Company that Executive has not adequately cured the deficiencies or failures cited as the basis for his termination, upon which determination the termination of Executive shall be effective.

                  (b) Termination Without Cause. Prior to the end of the stated or extended term of this Agreement, the Company may terminate this Agreement other than as provided in Section 8(a), upon thirty (30) days prior written notice to Executive. In such event, the Company shall pay to Executive the amounts required under Section 8(g).

                  (c) Death of Executive. In the event Executive's death occurs during the stated or extended term of this Agreement, the Company shall pay to the estate of Executive all accrued but unpaid compensation earned to the date of death. This Agreement otherwise shall terminate in all respects upon Executive's death.

                  (d)      Voluntary Resignation. Executive may, upon thirty
(30) days prior written notice to the Company, voluntarily resign and thereby terminate this Agreement at any time prior to the expiration of the stated or extended term of this Agreement. In such event, the Company shall pay to Executive all accrued but unpaid compensation earned to the effective date of


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resignation. Executive shall not be entitled to any benefits under this
Agreement after the effective date of resignation.

                  (e) Material Breach by Company. In the event that the Company materially breaches this Agreement, which breach is not cured by the Company within ninety (90) days of the date on which written notice of such breach is provided by Executive to the Company, Executive may thereafter voluntarily resign and thereby terminate this Agreement. In such event, the Company shall pay to Executive the amounts required under Section 8(g).

                  (f) Disability. In the event that Executive is unable to perform his services under this Agreement for a continuous period of one hundred eighty (180) days during the term of this Agreement and Executive is determined to be disabled under the Company's long-term disability plan, the Company may terminate Executive's employment and the Board may remove Executive from his position on the Board without further liability to Executive, except as specified in Section 8(g).

                  (g) Severance Benefits. Except for a termination of employment following a Change in Control (as provided in Section 9) or the disability of Executive (as provided in Section 8(f)), if (i) the Company terminates the employment of Executive without cause (as provided in Section 8(b)), or (ii) Executive elects to resign and terminate this Agreement upon the occurrence of a material breach of this Agreement by the Company (as provided in Section 8(e)), then, in addition to all accrued but unpaid compensation earned to the effective date of such termination, the Company shall pay to Executive a severance benefit in an amount equal to (1) three times the Executive's rate of annual base compensation determined by reference to the highest base salary rate in effect at any time during the 12-month period immediately prior to the termination, (2) three times the annual bonus that is payable under Section 6(c) calculated as if the performance goals set by the Board had been fully achieved, without regard to actual achievement, and (3) continuation of benefits at no cost under the benefit programs specified in Section 7(a) for the period of time that he is eligible for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Upon a termination of employment due to Executive's disability pursuant to Section 8(f), Company shall pay Executive 75% of the base salary then in effect as set forth in Section 6(a) (reduced by any Company-provided disability insurance benefits), commencing upon the determination of Employee's disability by the Board and continuing until the first to occur of (i) 36 months or (ii) the death of Employee, and Executive shall receive benefits at no cost under the benefit programs specified in
Section 7(a) for the period of time that he is eligible for continuation coverage under COBRA. Nothing in this Section 8(f) is intended to affect any vesting provisions applicable to any stock option or stock award of Executive in effect as of the date his employment is terminated.

         9. Termination After a Change in Control. Notwithstanding anything to the contrary contained herein, if within the 120 day period following a Change in Control (as defined herein), Executive's employment with the Company terminates for any reason, other than a termination by the Company for "cause" described in Section 8(a), Company will pay Executive the Termination Payment described in Section 9(b) and the Gross-up Payment as described in Section 9(c).

                  (a) Change in Control. A "Change in Control" shall mean the occurrence at any time during the Employment Term of any one of the following events:



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                  (i)      An acquisition (other than directly from the Company)
         of any voting securities of the Company (the "Voting Securities") by any "Person" (as that term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company, or
         (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (2) the Company or its Subsidiaries, or
         (3) any Person in connection with a Non-Control Transaction (as hereinafter defined);

                  (ii) The individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company's Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (iii)    Approval by stockholders of the Company of:

                           (1) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a Non-Control Transaction. A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                                    (A) the stockholders of the Company,
                           immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and



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                                    (B) the individuals who were members of the
                           Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the voting securities of the Surviving Corporation;

                           (2) A complete liquidation or dissolution of the Company; or

                           (3)      An agreement for the sale or other
                  disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities than outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                  (b) Termination Payment. The "Termination Payment" shall be a cash payment to the Executive that is the sum of the following:

                  (i) Three times the Executive's rate of annual base compensation determined by reference to the highest base salary rate in effect at any time during the 12-month period prior to the Change of Control;

                  (ii)     Three times the annual bonus that is payable under
         Section 6(c) calculated as if the performance goals set by the Board had been fully achieved, without regard to actual achievement; and

                  (iii) Continuation of benefits at no cost under the benefit programs specified in Section 7(a) for the period of time that he is eligible for continuation coverage under COBRA.

                  (c) Gross Up Payment. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by or on behalf of the Company to or for the benefit of Executive as a result of a change in control (within the meaning of section 280G of the Internal Revenue Code (the "Code")) (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9(c) (a "Payment")) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Code"), or any


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interest or penalties are incurred by Executive with respect to such excise tax
(such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (i) Tax Opinion. Subject to the provisions of Section 9(c)(ii), all determinations required to be made under this Section 9(c), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm or law firm selected by the Executive (subject to the reasonable consent of the Company) (the "Tax Firm"); provided, however, that the Tax Firm shall not determine that no Excise Tax is payable by Executive unless it delivers to Executive a written opinion (the "Tax Opinion") that failure to pay the Excise Tax and to report the Excise Tax and the payments potentially subject thereto on or with Executive's applicable federal income tax return will not result in the imposition of an accuracy-related or other penalty on Executive. All fees and expenses of the Tax Firm shall be borne solely by the Company. Within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Executive or the Company, the Tax Firm shall make all determinations required under this Section 9(c), shall provide to the Company and Executive a written report setting forth such determinations, together with detailed supporting calculations, and, if the Tax Firm determines that no Excise Tax is payable, shall deliver the Tax Opinion to Executive. Any Gross-Up Payment, as determined pursuant to this Section 9(c), shall be paid by the Company to Executive within fifteen days of the receipt of the Tax Firm's determination. Subject to the remainder of this Section 9(c), any determination by the Tax Firm shall be binding upon the Company and Executive; provided, however, that Executive shall only be bound to the extent that the determinations of the Tax Firm hereunder, including the determinations made in the Tax Opinion, are reasonable and reasonably supported by applicable law. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Tax Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that it is ultimately determined in accordance with the procedures set forth in Section 9(c)(ii) that Executive is required to make a payment of any Excise Tax, the Tax Firm shall reasonably determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. In determining the reasonableness of Tax Firm's determinations hereunder, and the effect thereof, Executive shall be provided a reasonable opportunity to review such determinations with Tax Firm and Executive's tax counsel. Tax Firm's determinations hereunder, and the Tax Opinion, shall not be deemed reasonable until Executive's reasonable objections and comments thereto have been satisfactorily accommodated by Tax Firm.


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                  (ii)     Notice of IRS Claim. Executive shall notify the
         Company in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 30 calendar days after Executive actually receives notice in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that the failure of Executive to notify the Company of such claim (or to provide any required information with respect thereto) shall not affect any rights granted to Executive under this
         Section 9(c) except to the extent that the Company is materially prejudiced in the defense of such claim as a direct result of such failure. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall do all of the following:

                           (1) give the Company any information reasonably
                  requested by the Company relating to such claim;

                           (2) take such action in connection with contesting
                  such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to Executive;

                           (3) cooperate with the Company in good faith in order
                  effectively to contest such claim;

                           (4) if the Company elects not to assume and control
                  the defense of such claim, permit the Company to participate in any proceedings relating to such claim;

         provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 9(c), the Company shall have the right, at its sole option, to assume the defense of and control all proceedings in connection with such contest, in which case it may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to


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         such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's right to assume the defense of and control the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (iii) Right to Tax Refund. If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 9(c) Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 9(c)(ii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 9(c)(ii), a determination is made that Executive is not entitled to a refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall, to the extent of such denial, be forgiven and shall not be required to be repaid and the amount of forgiven advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         10.      Time for Payment; Interest. The severance payment described in
Section 8 and the Termination Payment described in Section 9 shall be paid to Executive in a single lump sum within 15 days following the date of termination, provided that the Gross-Up Payment described in Section 9(c) shall be payable in accordance with the procedures described therein. The Company's obligation to pay to Executive any amounts under this Agreement will bear interest at the prime rate as quoted in The Wall Street Journal plus 2%, and all accrued and unpaid interest will bear interest at the same rate, all of which interest will be compounded annually.

         11. Restrictive Covenant. Executive hereby covenants and agrees that during the Employment Term and for a period of one (1) year thereafter, Executive shall not, directly or indirectly: (a) own, manage, operate, control, be employed by, consult with, participate in or be connected in any manner with, the operation, ownership, management or control of any enterprise predominantly engaged in the management of physician practices or the ownership and management of outpatient surgery centers (other than the Company or its affiliates); (b) be employed by or consult with any organization in which Executive is primarily engaged in maintaining the operation, ownership, management or control of a business unit that is predominantly engaged in the management of physician practices or the ownership and management of outpatient surgery centers that is competitive with the Company; or (c) induce any employee of the Company to leave the employ of the Company or solicit the business of any client or customer of the Company (other than on behalf of the Company). Notwithstanding the foregoing, Executive may own, directly or indirectly, solely as an investment, securities of any publicly-traded corporation or other business entity, provided that Executive does not own, directly or indirectly, more than one percent (1%) of any class of voting securities of any such corporation or other business entity. The foregoing covenants and agreements of Executive are referred to herein as the "Restrictive Covenant."


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                  (a)      Executive has carefully read and considered the
provisions of-the Restrictive Covenant and, having done so, agrees that the restrictions set forth in this Section 11, including without limitation the time period of restriction and the geographic areas of restriction set forth above, are fair and reasonable and are reasonably required for the protection of the legitimate business interests of the Company.

                  (b) Executive acknowledges that the Company's business is and will be built upon the confidence of those with whom it conducts business and that Executive will gain acquaintances and develop relationships by using the good will of the Company. Executive also acknowledges that the Company's business is and will be built upon the success of the Company in research, development and marketing, and through the development of certain business methods and trade secrets, and that Executive's position will give him confidential knowledge of all aspects of the Company's business and internal operations. In addition, Executive acknowledges that the Company's dealings through Executive will give Executive confidential knowledge that should not be divulged or used for his own benefit. Executive recognizes and agrees that his violation of any provision of the Restrictive Covenant will cause irreparable harm to the Company.

                  (c) In the event that, notwithstanding the foregoing, any of the provisions of this Section 11 or any parts hereof shall be held to be invalid or unenforceable, the remaining provisions or parts hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included herein. In the event that any provision of this Section 11 relating to the time period and/or the areas of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or related aspects deemed reasonable and enforceable by such court shall become and thereafter be the maximum restrictions in such regard, and the provisions of the Restrictive Covenant shall remain enforceable to the fullest extent deemed reasonable by such court.

         12. Remedies. Executive agrees that in the event of any conduct by Executive violating any provision of Section 11, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for such conduct, to enforce specific performance of such provision, to enjoin Executive from such conduct, to obtain an accounting and repayment of all profits, compensation, commissions, remuneration or other benefits that Executive directly or indirectly has realized and/or may realize as a result of, growing out of, or in connection with any such violation, or to obtain any other relief, or any combination of the foregoing, that the Company may elect to pursue.

         13. Waiver of Breach. The waiver by either party of a breach of any provisions of this Agreement by either party shall not operate or be construed as a waiver of any subsequent breach by either party.

         14. Successors. This Agreement shall be binding upon and accrue to the benefit of any successors and assigns of the Company. This Agreement is not assignable by Executive or by the Company, except upon the agreement of both parties.



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

         15. Construction. This Agreement shall be construed under and enforced in accordance with the laws of the State of Tennessee.

         16. Entire Agreement. This Agreement is the entire agreement of the parties and supersedes all prior agreements and understandings, written or oral, including, without limitation, the Employment Agreement prior to this amendment and restatement. This Agreement shall not be amended or modified except in writing executed by both parties.

         17. Notice. For the purposes of this Agreement, notices shall be deemed given when mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed in the case of the Company to its principal executive office; or in the case of Executive to the address shown on the signature page of this Agreement. Either party may change such address by giving the other party notice of such change in the aforesaid manner, except that notices of changes of address shall only be effective upon receipt.



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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            SYMBION, INC.


                                            By:      /s/ Richard E. Francis, Jr.
                                                     ---------------------------
                                                     Richard E. Francis, Jr.
                                                     Chief Executive Officer



                                            EXECUTIVE:

                                             /s/ William V.B. Webb
                                            ------------------------------------
                                            William V.B. Webb

                                            Address:

                                            6113 Hickory Valley Road
                                            Nashville, Tennessee 37205



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